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Exhibit 10.1

SECOND AMENDMENT TO THE
AMENDED MANAGED CARE CONTRACT

BETWEEN

THE COMMONWEALTH OF KENTUCKY
ON BEHALF OF
DEPARTMENT FOR MEDICAID SERVICES
AND

WELLCARE OF KENTUCKY, INC.
STATE-WIDE

This Second Amendment to the Amended Medicaid Managed Care Contract State-Wide (the “Contract”) entered into on September 30, 2013 by and between the Commonwealth of Kentucky, through the Cabinet for Finance and Administration, on behalf of the Cabinet for Heath and Family Services, Department for Medicaid Services (collectively herein “Commonwealth”) and WellCare of Kentucky, Inc., is to address increases in supplemental payments required by Section 29.10 of the Contract, pursuant to Section 40.3 of the Contract.
WHEREAS, the Capitation Rates in place as of the effective date of this Second Amendment includes an actuarial amount necessary to pay Supplemental Payments required to be paid by the Cabinet to Specified Providers pursuant to Section 29.10 of the Contracts; and
WHEREAS, the Capitation rates were changed in May 2012 to increase the actuarial amount above the original actuarial amount which had been based on fiscal years 2009 and 2010 financial information due to a significant change in Supplemental Payments in 2011; and
WHEREAS, the Capitation rates were adjusted so that the Supplemental Payments for the thirty-two (32) months of the MCO contract period ending June 30, 2014 were paid over twenty-four (24) months; and
WHEREAS, the portion of the Capitation rates allocated for the Supplemental Payments as of July 1, 2014 would have been 25% higher than required to pay the Supplemental Payments for Fiscal Year 2015; and

WHEREAS, the Cabinet now wishes to increase the Supplemental Payments to Specified Providers and will not reduce the Capitation rates July 1, 2014 in order to fund a portion of that increase; and
WHEREAS, to fund the entire Supplemental Payments increase, the Capitation rates shall be increased by an actuarial amount effective April 1, 2014;
NOW THEREFORE, the Contract is hereby amended as follows:
Section 1. The Capitation Rates in Appendix B of the Contract, which Appendix is entitled “Approved Capitation Payment Rates” for “Existing Medicaid Per Member Per Month Rate” shall be replaced by the “Kentucky Medicaid Cabinet for Health and Family Services, WellCare of Kentucky” Capitation Payment rates attached hereto.

Approvals:

This Amendment to the Contract is subject to the terms and conditions as stated. The parties certify that they are authorized to bind this agreement between parties and that they accept the terms of this agreement.

CONTRACTOR:	WELLCARE OF KENTUCKY, INC.

/s/ Kelly A. Munson	State President
SIGNATURE	TITLE

Kelly A. Munson	4-1-14
PRINTED NAME	DATE

COMMONWEALTH OF KENTUCKY
CABINET FOR FINANCE AND ADMINISTRATION

/s/ Donald R. Speer	Executive Director
SIGNATURE	TITLE

Donald R. Speer	8/22/14
PRINTED NAME	DATE

Approved As To Form And Legality:

/s/ Geri Grigsby
GENERAL COUNSEL
CABINET FOR FINANCE AND ADMINISTRATION

Kentucky Medicaid
Cabinet for Health and Family Services
WellCare of Kentucky
Existing Medicaid Per Member Per Month Rate
	Contract Rates for the Period April 1, 2014 - June 30, 2014
Rate Groups	Region 1	Region 2	Region 4	Region 5	Region 6	Region 7	Region 8
Families and Children
Infant (age under 1)	$621.53	$686.50	$757.25	$937.54	$700.77	$933.98	$874.88
Child (age 1 through 5)	$138.38	$122.62	$155.75	$164.72	$125.15	$160.45	$187.02
Child (age 6 through 12)	$162.80	$179.61	$209.74	$195.90	$166.52	$190.44	$210.91
Child (age 13 through 18) - Female	$295.53	$298.14	$322.82	$337.58	$285.51	$292.23	$322.40
Child (age 13 through 18) - Male	$226.61	$267.01	$263.69	$263.87	$211.00	$201.48	$225.48
Adult (age 19 through 24) - Female	$676.40	$612.15	$620.19	$751.04	$656.44	$664.49	$656.94
Adult (age 19 through 24) - Male	$242.85	$242.27	$243.77	$259.46	$242.76	$257.92	$246.85
Adult (age 25 through 39) - Female	$596.18	$535.53	$567.83	$665.68	$616.84	$559.99	$566.67
Adult (age 25 through 39) - Male	$534.29	$388.85	$437.86	$470.76	$451.64	$359.90	$398.34
Adult (age 40 or Older) - Female	$634.42	$541.34	$654.21	$724.53	$658.46	$749.00	$654.54
Adult (age 40 or Older) - Male	$692.22	$655.07	$591.05	$802.22	$785.92	$662.90	$568.02
SSI Adults without Medicare
Adult (age 19 through 24) - Female	$658.15	$663.49	$740.95	$671.82	$600.36	$689.27	$664.10
Adult (age 19 through 24) - Male	$562.49	$446.43	$399.08	$550.71	$742.25	$548.76	$468.98
Adult (age 25 through 44) - Female	$880.35	$793.73	$866.63	$952.35	$913.47	$971.87	$886.97
Adult (age 25 through 44) - Male	$571.27	$605.89	$664.66	$833.36	$761.52	$650.52	$703.11
Adult (age 45 or older) - Female	$1,079.69	$1,140.73	$1,121.79	$1,230.22	$1,165.75	$1,196.43	$1,234.92
Adult (age 45 or older) - Male	$997.50	$1,022.10	$959.06	$1,169.63	$1,139.96	$962.07	$1,006.18
Waiver Option
Dual Eligible
All Ages - Female	$129.42	$159.22	$158.01	$183.84	$177.80	$183.05	$187.13
All Ages - Male	$117.38	$137.77	$141.67	$158.88	$171.50	$165.88	$165.14
SSI Child
Infant (age under 1)	$6,702.47	$6,623.23	$7,590.92	$8,285.51	$6,418.03	$7,244.45	$8,040.85
Child (age 1 through 5)	$550.70	$602.42	$753.23	$1,124.44	$1,073.35	$770.41	$771.33
Child (age 6 through 18)	$648.59	$773.78	$853.82	$798.75	$609.10	$645.83	$549.06

Foster Care
Infant (age under 1)	$1,699.92	$1,695.28	$1,720.54	$1,889.48	$1,678.18	$1,860.02	$2,029.61
Child (age 1 through 5)	$264.69	$317.09	$312.12	$383.92	$260.27	$320.52	$340.98
Child (age 6 through 12)	$515.69	$694.98	$696.08	$601.27	$455.83	$540.74	$532.03
Child (age 13 or older) - Female	$625.37	$887.21	$994.92	$1,040.75	$884.14	$737.18	$1,032.29
Child (age 13 or older) - Male	$1,231.89	$1,172.41	$894.39	$840.82	$864.69	$707.56	$879.24

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